Exhibit 99.1

Press Release: October 14, 2008

SOURCE: MidCarolina Financial Corporation

Contacts:	Charles T. Canaday, Jr.	Chris Redcay
	President and CEO	Sr Vice President and CFO
	336-538-1600	336-538-1600

Source: MidCarolina Financial Corporation

MidCarolina Financial Corporation Announces Net Income

Available to Common Shareholders Increases 3% for 3rd

Quarter 2008; Assets Increase 13%.

BURLINGTON, N.C., /PRNewswire-FirstCall/ — MidCarolina Financial Corporation (OTC Bulletin Board: MCFI - News) today reported operating results for the three-month and nine-month periods ended September 30, 2008. MidCarolina reported record total assets of $521.6 million at September 30, 2008, an increase of 13% compared to $462.3 million reported at September 30, 2007. Total loans, net of mortgages held for sale, on September 30, 2008 were $418.9 million, an increase of 16% from the level reported a year earlier. Deposit totals at September 30, 2008 were $ 443.4 million, an increase of 15% when compared to those totals as of September 30, 2007.

For the three month period ended September 30, 2008, net income available to common shareholders was $1.138 million, a 3% increase compared to net income available to common shareholders of $1.101 million reported for the same three month period ended September 30, 2007. Diluted earnings per common share remained unchanged at $0.23. When adjusted for an after-tax one time gain of $305,000 related to a gain on the sale of other real estate during the third quarter, diluted earnings per common share for the quarter ended September 30, 2008 are $0.17, compared to $0.23 for the same period in 2007.

For the nine-month period ended September 30, 2008, MidCarolina reported net income available to common shareholders of $2.912 million a decrease of 2% compared to $2.976 million reported for the same nine-month period in 2007. Diluted earnings per common share are $0.59 for the first nine-months of 2008, compared to $0.61 for the same nine-month period in 2007. When adjusted for the after-tax one time gain of $305,000 related to a gain on the sale of other real estate during the third quarter, diluted earnings per common share for the nine months ended September 30, 2008 are $0.53, compared to $0.61 for the same period in 2007.

Commenting on these results, Charles T. Canaday, Jr., President and CEO, said, “We are pleased with our results for the third quarter and first nine months of 2008. Our earnings for the 3rd quarter are gratifying when considering the economic environment we are facing. The Bank’s performance and asset quality remain sound in spite of the difficult market conditions. However, we have provided an additional $1.2 million to the loan loss reserve during the first nine months of 2008 to ensure the loan loss reserve remains adequate and appropriate given the current economic environment. We are proud of the growth MidCarolina has achieved in our existing markets of Alamance and Guilford Counties. Our client base continues to expand as commercial and retail businesses choose MidCarolina over other institutions that have not fared as well during these challenging times.”

MidCarolina Bank provides a complete line of banking services to individuals and businesses through its six full-service banking offices and two limited-service offices located in the cities of Burlington, Graham, Greensboro and Mebane, North Carolina. MidCarolina Bank, a wholly owned subsidiary of MidCarolina Financial Corporation, also provides the Bank’s markets with access to personalized full brokerage services through a separate registered broker dealer for stocks, bonds and mutual funds and an array of insurance products.

MidCarolina Bank is insured by the FDIC and is an equal housing lender.

Disclaimer Regarding “Forward Looking Statements”

Statements in this Report and its exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the SEC’s Internet website at www.sec.gov or through our Internet website at www.midcarolinabank.com. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of forward-looking statements include, but are not limited to, pressures on financial institutions resulting from current and future conditions in the credit and capital markets, the financial success or changing strategies of our customers, actions of government regulators, the level of market interest rates, and changes in general economic conditions and real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although we believe that the expectations reflected in the forward-looking statements are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

PERFORMANCE SUMMARY

MIDCAROLINA FINANCIAL CORPORATION

(Dollars in thousands, except per share and share data)

	For the Three Months Ended September 30,
	2008 (Unaudited)	2007 (Unaudited)	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$7,502	$8,054	-6.9%
Interest expense	3,560	4,641	-23.3%
Net interest income	3,942	3,413	15.5%
Provision for loan losses	705	—
Net interest income after provision for loan losses	3,237	3,413	-5.2%
Noninterest income	1,152	657	75.3%
Noninterest expense	2,531	2,325	8.9%
Income before income tax expense	1,858	1,745	6.5%
Provision for income taxes	615	540	13.9%
Net income	1,243	1,205	3.2%

Dividends on preferred stock	105	104	1.0%

Net income available to common shareholders	1,138	1,101	3.4%

PER SHARE DATA
Earnings per common share, basic	$0.23	$0.24	-4.2%
Earnings per common share, diluted	0.23	0.23	0.0%

Shares outstanding, basic	4,919,532	4,547,515
Shares outstanding, diluted	4,922,302	4,867,713

	For the Nine Months Ended September 30,
	2008 (Unaudited)	2007 (Unaudited)	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$22,378	$23,028	-2.8%
Interest expense	11,693	13,117	-10.9%
Net interest income	10,685	9,911	7.8%
Provision for loan losses	1,155	—
Net interest income after provision for loan losses	9,530	9,911	-3.8%
Noninterest income	2,639	1,993	32.4%
Noninterest expense	7,357	7,171	2.6%
Income before income tax expense	4,812	4,733	1.7%
Provision for income taxes	1,587	1,444	9.9%
Net income	3,225	3,289	-2.0%

Dividends on preferred stock	313	313	0.0%

Net income available to common shareholders	2,912	2,976	-2.2%

PER SHARE DATA
Earnings per common share, basic	$0.59	$0.66
Earnings per common share, diluted	0.59	0.61

Shares outstanding, basic	4,911,631	4,532,192
Shares outstanding, diluted	4,930,201	4,868,230

PERFORMANCE AND ASSET QUALITY RATIOS
Return on average assets	0.98%	1.05%
Return on average common equity	12.52%	17.47%
Net yield on average earning assets	3.12%	3.05%
Equity to assets ratio, end of period	6.78%	6.73%
Allowance for loan losses as a percentage of total loans, end of period	1.28%	1.14%
Non-performing assets as a percentage of total assets, end of period	0.72%	0.51%
Ratio of net charge-offs to average loans outstanding	0.06%	0.02%

	As of September 30,
	2008 (Unaudited)	2007 (Unaudited)	% Change

SELECTED BALANCE SHEET DATA
End of period balances
Total loans, net of mortgages held-for-sale	$418,928	$362,442	15.6%
Allowance for loan losses	5,372	4,142	29.7%
Loans, net of allowance for loan losses	413,556	358,280	15.4%
Securities, available for sale	69,975	70,338	-0.5%
Total Assets	521,623	462,348	12.8%

Deposits:
Noninterest-bearing deposits	41,844	33,996	23.1%
Interest-bearing demand and savings	75,258	88,575	-15.0%
CD’s and other time deposits	326,318	262,008	24.6%
Total deposits	443,420	384,579	15.3%
Borrowed funds	33,000	35,000	-5.7%
Trust preferred securities	8,764	8,764
Total interest-bearing liabilities	443,340	394,347	12.4%
Shareholders’ equity	35,385	31,101	13.8%